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Chief Financial Officer
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Briony Quinn
Senior Vice President
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FOR IMMEDIATE RELEASE

DIAMONDROCK SELECTS AIMBRIDGE HOSPITALITY TO MANAGE THE WESTIN BOSTON WATERFRONT

BETHESDA, Maryland, Wednesday, January 15, 2020 - DiamondRock Hospitality Company (the "Company") (NYSE: DRH) announced that Aimbridge Hospitality assumed management of the Westin Boston Waterfront Hotel (the “Hotel”). The Hotel is now operated under a franchise agreement with Westin Hotel Management. L.P. (“Westin”), a subsidiary of Marriott International, which expires in 2026. The Hotel was previously managed by Westin.

“Aimbridge has the unique expertise to drive tremendous results for our shareholders at the Westin Waterfront, Boston’s dominant convention center hotel,” said Mark W. Brugger, President & Chief Executive Officer of DiamondRock Hospitality Company. “We expect the hotel to have a record year in 2020 with group pace up 27%. The transition is projected to generate several million dollars of incremental EBITDA for our shareholders. We look forward to working with Aimbridge to provide our guests with an excellent hotel experience.”

The Massachusetts Convention Center Authority (“MCCA”) owns and oversees Boston’s two major convention facilities: the Boston Convention & Exposition Center (“BCEC”) located in the Seaport District and the John B. Hynes Veterans Memorial Convention Center in Back Bay. In December 2019, the MCCA engaged brokerage representation to sell the Hynes Convention Center and intends to use the sales proceeds to expand the BCEC facility and concentrate Boston’s convention center business. The BCEC is among the largest convention facilities in the Northeastern U.S. and the 25 largest in the United States. The Hotel is the only hotel connected to the BCEC.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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